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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We have issued our report dated August 20, 1996, accompanying the financial statements of the Information Resources, Inc. 401(k) Retirement Savings Plan and Trust for the years ended December 31, 1995 and 1994 included in Form 11-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in this Registration Statement.

                                          Grant Thornton LLP

Chicago, Illinois
March 25, 1997